As filed with the Securities and Exchange Commission on November 15, 2000.
                                                 Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM S-4
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                        HILB, ROGAL AND HAMILTON COMPANY
             (Exact Name of Registrant as Specified in Its Charter)

           Virginia                             6411                       54-1194795
(State or Other Jurisdiction of     (Primary Standard Industrial        (I.R.S. Employer
Incorporation or Organization)       Classification Code Number)     Identification Number)

                               4235 Innslake Drive
                         Glen Allen, Virginia 23060-1220
                                 (804) 747-6500
    (Address, Including Zip Code, and Telephone Number, Including Area Code,
                  of Registrant's Principal Executive Offices)

                              Walter L. Smith, Esq.
                       Vice President and General Counsel
                        Hilb, Rogal and Hamilton Company
                               4235 Innslake Drive
                         Glen Allen, Virginia 23060-1220
                                 (804) 747-6500
            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent For Service)

                          Copies of Communications to:
                           Robert E. Spicer, Jr., Esq.
                        Williams, Mullen, Clark & Dobbins
                              1021 East Cary Street
                               Richmond, VA 23219
                                 (804) 643-1991

     Approximate date of commencement of proposed sale to the public: As soon as practicable following the effectiveness of this Registration Statement.
     If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. |_|
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| __________________

                         CALCULATION OF REGISTRATION FEE

================================= ================== ======================= ==================== ==================
                                                        Proposed Maximum      Proposed Maximum
     Title Of Each Class Of         Amount To Be         Offering Price           Aggregate           Amount of
  Securities To Be Registered     Registered (1)(2)       Per Share (3)       Offering Price (3)   Registration Fee
--------------------------------- ------------------ ----------------------- -------------------- ------------------
   Common Stock, no par value      3,000,000 shares         $40.6875             $122,062,500          $32,225
================================= ================== ======================= ==================== ==================

(1) The Registrant previously registered 5,000,000 shares of Common Stock on a Registration Statement on Form S-4, Registration No. 33-44271, that was declared effective on February 12, 1992. Pursuant to Rule 429(b) under the Securities Act of 1933, as amended, the prospectus included in this Registration Statement constitutes a combined prospectus, and the
     Registrant is carrying forward 465,804 shares of such Common Stock in connection with this registration in addition to the 3,000,000 shares of Common Stock being registered herewith. The amount of the registration fee associated with such shares that was previously paid with the Registration Statement on Form S-4, Registration No. 33-44271, was $1,928.72.
(2) The amount of Common Stock registered hereunder shall be deemed to include any additional shares issuable as a result of any stock split, stock dividend or other change in the capitalization of the Registrant.
(3) Pursuant to Rule 457(c), the offering price is based on the average of the high ($41.00) and low ($40.375) prices of one share of Common Stock, as reported on the New York Stock Exchange on November 14, 2000, and has been established solely for the purpose of calculating the registration fee.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 5(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

PROSPECTUS


                                3,465,804 Shares


                                     [LOGO]


                        Hilb, Rogal and Hamilton Company

                                  Common Stock



         This prospectus relates to 3,465,804 shares of our common stock that we may offer and issue from time to time in connection with acquisitions of independent insurance agencies and other businesses or assets.

         We serve as an intermediary between our clients - who are traditionally the middle-market businesses of the nation - and insurance companies that underwrite client risks. Through our network of subsidiary insurance agencies, located in approximately 70 offices, we assist clients in managing their risks in areas such as property and casualty, employee benefits and other areas of specialized exposure. We anticipate that future acquisitions will consist principally of acquisitions of insurance agencies that fit into our current operating models and strategic plan. Our current acquisition program is largely focused on acquisitions that strengthen our regions and middle-market position or add to our specialty lines of business and increase our range of services.

         See "Risk Factors" beginning on page 4 for a discussion of certain factors that should be considered in connection with an investment in shares of our common stock.
                                 _______________

         Our common stock is listed on the New York Stock Exchange under the symbol "HRH." On November 14, 2000, the closing sales price of our common stock as reported on the New York Stock Exchange was $40.625 per share.
                                 _______________

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


                The date of this prospectus is November __, 2000.

                                TABLE OF CONTENTS

                                                                            Page

         Incorporation of Information that We File with the SEC...............2
         Forward-Looking and Cautionary Statements............................3
         Risk Factors.........................................................4
         The Company..........................................................6
         Use of Proceeds......................................................7
         Plan of Distribution.................................................7
         Restrictions on Resales..............................................8
         Experts..............................................................9
         Legal Matters........................................................9
         Where You Can Find More Information..................................9



             INCORPORATION OF INFORMATION THAT WE FILE WITH THE SEC

         This prospectus "incorporates by reference" important business and financial information that we file with the SEC and that we are not including in or delivering with this prospectus. As the SEC allows, incorporated documents are considered part of this prospectus, and we can disclose important information to you by referring you to those documents.

         We incorporate by reference the documents listed below, which have been filed with the SEC:

         o    Our Annual Report on Form 10-K for the year ended December 31,
              1999.

         o Those portions of our 1999 Annual Report to Shareholders and Proxy Statement for the Annual Meeting of Shareholders held on May 2, 2000 that have been incorporated by reference into our Form 10-K.

         o Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2000, June 30, 2000 and September 30, 2000.

         o    Our Current Report on Form 8-K dated May 3, 1999.

         o The description of our common stock as set forth in our Registration Statement on Form S-3, File No. 33-56488, that was declared effective on March 1, 1993.

         We also incorporate by reference all documents filed with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and prior to the termination of this offering. Information in this prospectus supersedes related information in the documents listed above, and information in subsequently filed documents supersedes related information in both this prospectus and the incorporated documents.

         We will promptly provide, without charge to you, upon written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus, other than exhibits to those documents, unless the exhibits are specifically incorporated by reference in those documents. Requests should be directed to:

                            Walter L. Smith, Esquire
                       Vice President and General Counsel
                        Hilb, Rogal and Hamilton Company
                               4235 Innslake Drive
                                  P.O. Box 1220
                         Glen Allen, Virginia 23060-1220
                            Telephone: (804) 747-6500
                            Facsimile: (804) 747-6046

         You should rely only on the information incorporated by reference or provided in this prospectus or any supplement. No one else is authorized to provide you with different information. We are not making an offer of shares of our common stock in any state where the offer is not permitted. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents because our financial condition and results may have changed since that date.


                    FORWARD-LOOKING AND CAUTIONARY STATEMENTS

         We caution you that this prospectus includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and is subject to the safe harbor created by those acts. Among other things, these statements relate to our financial condition, results of operation and business. These forward-looking statements are generally identified by the words or phrases "would be," "will allow," "expects to," "will continue," "is anticipated," "estimate," "project" or similar expressions.

         While we provide forward-looking statements to assist in the understanding of our anticipated future financial performance, we caution readers not to place undue reliance on any forward-looking statements, which speak only as of the date that we make them. Forward-looking statements are subject to significant risks and uncertainties, many of which are beyond our control. Although we believe that the assumptions underlying our forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate. Actual results may differ materially from those contained in or implied by these forward-looking statements for a variety of reasons.

         We have included risk factors and uncertainties that might cause such a difference in the "Risk Factors" section of this prospectus on page 4.

         We do not undertake, and specifically disclaim any obligation, to update any forward-looking statements to reflect occurrences or unanticipated events or circumstances after the date of these statements.


                                  RISK FACTORS

         Before you invest in our common stock, you should be aware of various risks, including the risks described below. You should carefully consider these risk factors, together with all of the other information included in this prospectus, before you decide whether to purchase shares of our common stock.

Our commission revenues are highly dependent on premium rates charged by insurers, which are subject to fluctuation

         We are engaged in insurance agency and brokerage activities and derive revenues primarily from commissions on the sale of insurance products to clients that are paid by the insurance underwriters with whom our subsidiary agencies place their clients' insurance. We do not determine insurance premium rates. Historically, these premiums have been cyclical in nature and have displayed a high degree of volatility based on prevailing economic and competitive conditions. Decreases in premium rates result directly in revenue decreases for us. We cannot predict the timing or extent of future changes in commission rates or premiums. As a result, we cannot predict the effect, if any, that these changes would have on our operations.

Rapid technological change in our industry requires timely and cost-effective responses

         The insurance industry is becoming increasingly influenced by rapid technological change, frequent new product and service introductions and evolving industry standards. We believe that our future success will depend on our ability to anticipate technological changes and to offer product and service opportunities that meet evolving standards on a timely and cost-effective basis. We expect that the development and implementation of new technologies will require additional investment of our capital resources in the future. There is a risk that we may not successfully identify new product and service opportunities or develop and introduce these opportunities in a timely and cost-effective manner. In addition, opportunities that our competitors develop or introduce may render our products and services noncompetitive. As a result, we can give no assurances that technological changes that may affect our industry in the future will not have a material adverse effect on our business, operating results, or financial condition.

Carrier override and contingent commissions are less predictable than usual

         We derive a portion of our revenues from carrier override and contingent commissions. Contingent commissions are paid by insurance underwriters and are based on the profit that the underwriter makes on the overall volume of business that we place with it. We generally receive these commissions in the first and second quarters of each year. Override commissions are paid by insurance underwriters based on the volume of business that we place with them and are generally paid over the course of the year. Due to recent changes in our industry, including changes in underwriting criteria and the high loss ratios experienced by insurance carriers, we cannot predict the payment of these commissions as well as we have been able to in the past. These commissions affect our revenues, and any decrease in their payment to us could have an adverse effect on our operations.

The insurance intermediary business is extremely competitive with a number of competitors being substantially larger than us

         We participate in a very competitive industry. We serve a wide variety of clients through our network of subsidiaries, which operate approximately 70 offices located in 19 states. Many of our competitors, however, are larger and have greater resources than we do and operate on an international scale. In addition, in certain cities where no major national insurance broker has established a presence, we compete with local agents and private, regional firms, some of whom may be larger than our local agency. We are also in competition with certain insurance companies that write insurance directly for their customers and the banking industry, as well as self-insurance and other employer sponsored programs. The failure to compete successfully with these and other companies could have an adverse effect on our operations.

         In addition, the newly enacted Gramm-Leach-Bliley Financial Services Modernization Act of 1999 is intended to modernize the financial services industry by establishing a comprehensive framework to permit affiliations among commercial banks, insurance companies, securities firms and other financial service providers. To the extent that the legislation permits banks, securities firms and insurance companies to affiliate, the financial services industry may experience further consolidation. This effect could result in a growing number of larger financial institutions that offer a wider variety of financial services than our agencies currently offer and that can aggressively compete in the markets that they currently serve. Accordingly, this consolidation could adversely impact our profitability.

Our revenues vary significantly from quarter to quarter as a result of the timing of policy renewals and the net effect of new and lost business production

         Our revenues are subject to quarterly fluctuations as a result of the timing of policy renewals and the net effect of new and lost business production. The extent of these quarterly fluctuations in any period may be difficult to predict. As a result, we cannot predict the effect, if any, that these fluctuations would have on our revenues if the fluctuations are greater than our expectations.

The general level of economic activity can have an impact on our business that is difficult to predict

         The volume of insurance business available to our agencies has historically been influenced by factors such as the health of the overall economy. The specific impact of the health of the economy on our revenues, however, can be difficult to predict. When the economy is strong, insurance coverages typically increase as payrolls, inventories and other insured risks increase. Insurance commissions to our agencies generally would be expected to increase. As discussed above, however, our commission revenues are highly dependent on premium rates charged by insurers, and these rates are subject to fluctuation based on prevailing economic and competitive conditions. As a result, the higher commission revenues our company generally would expect to see in a strong economic period may not necessarily occur, as any increase in the volume of insurance business brought about by favorable economic conditions may be offset by premium rates that have declined in response to increased competitive conditions, among other factors.

Our continued growth has also been enhanced through acquisitions, which may or may not be available on acceptable terms in the future and which, if consummated, may or may not be advantageous to us

         We plan to continue to pursue the acquisition of insurance agencies. There can be no assurance that we will be able successfully to identify suitable acquisition candidates, complete acquisitions, integrate acquired businesses into our operations or expand into new markets. Once integrated, acquired entities may not achieve levels of revenue, profitability, or productivity comparable to our existing locations, or otherwise perform as expected. We are unable to predict whether or when any prospective acquisition candidates will become available or the likelihood that any acquisition will be completed once negotiations have commenced. We compete for acquisition and expansion opportunities with entities that have substantially greater resources. In addition, acquisitions involve a number of special risks, such as diversion of management's attention, difficulties in the integration of acquired operations and retention of personnel, entry into unfamiliar markets, unanticipated problems or legal liabilities, and tax and accounting issues. Some or all of these risks could have a material adverse effect on our results of operations and financial condition.


                                   THE COMPANY

         We serve as an intermediary between our clients - who are traditionally the middle-market businesses of the nation - and insurance companies that underwrite client risks. Through our network of subsidiary insurance agencies, we assist clients in managing their risks in areas such as property and casualty, employee benefits and other areas of specialized exposure. These agencies operate approximately 70 offices in 19 states. Our client base ranges from personal to large national accounts and is primarily comprised of middle-market commercial and industrial accounts. Insurance commissions typically account for approximately 89% to 91% of our total annual revenues. We also advise clients on risk management and employee benefits and provide claims administration and loss control consulting services to clients, which contribute approximately 6% to 8% of annual revenues.

         We have historically grown principally through acquisitions of independent insurance agencies with significant local market shares in small to medium-size metropolitan areas. Since 1984, we have acquired approximately 184 independent agencies. Our prior growth strategy emphasized acquisitions of established independent agencies staffed by local professionals and centralization of certain administrative functions to allow agents to focus on business production.

We believe that a key to our success has been a strong emphasis on local client service by experienced personnel with established community relationships.

         Our current acquisition program is largely focused on acquisitions that fit into our current operating models and strategic plans and targets entities that strengthen our regions and middle-market position or add to our specialty lines of business and increase our range of services.

         In addition, we are actively exploring the opportunities that information technology affords the insurance brokerage industry and, in particular, the operations of our agencies. We have expanded our in-house information technology staff to oversee the role of the Internet, innovative networking and e-commerce in making our client service capabilities more effective and efficient. We have also collaborated on a web-based distribution channel that enables companies to distribute information relating to benefits, training and other material to their employees and to provide them with information and links for selected vendors of financial services, including insurance, in a cost-effective manner.

         The agencies act as independent agents representing a large number of insurance companies, which gives us access to specialized products and capacity needed by our clients. Agencies and regions are staffed to handle the broad variety of insurance needs of their clients. Additionally, certain agencies and regions have developed special expertise in areas such as aviation, construction and marine insurance services, and this expertise is made available to clients throughout the regions and our network.

         Our corporate headquarters are located at 4235 Innslake Drive in Glen Allen, Virginia 23060, and our telephone number is (804) 747-6500.


                                 USE OF PROCEEDS

         This prospectus relates to shares of our common stock that may be offered and issued by us from time to time in connection with acquisitions by us of independent insurance agencies and other businesses or assets. We do not expect to receive any cash proceeds from the sale of these shares of common stock.


                              PLAN OF DISTRIBUTION

         This prospectus relates to 3,465,804 shares of our common stock that we may offer and issue from time to time in connection with acquisitions of independent insurance agencies and other businesses or assets. The consideration for these acquisitions may consist of shares of our common stock, cash, notes or other evidences of debt, assumption of liabilities or any combination of these or other items.

         The amount and type of the consideration that we will offer and the other specific terms of each acquisition will be determined by negotiations with the owners or controlling persons of the independent agencies and other businesses or assets to be acquired after taking into account the current and anticipated future value of these businesses or assets, along with all other relevant factors. These factors may include the following items:

         o the established quality and reputation of the business and its management;

         o    gross commission revenues;

         o    earning power;

         o    cash flow;

         o    growth potential;

         o    location of the business and properties to be acquired; and

         o geographical and service diversification resulting from the acquisition.

We expect that any shares of our common stock issued to the owners of these businesses or assets to be acquired will be valued at a price reasonably related to the current market value of our common stock either at the time an agreement is reached regarding the terms of the acquisition or upon delivery of the shares.

         We will pay all expenses of this offering. We will not pay underwriting discounts or commissions in connection with issuing these shares, although we may pay finder's fees in specific acquisitions. Any person receiving a finder's fee may be deemed an underwriter within the meaning of the Securities Act of 1933.

         We may be required to provide further information with respect to a specific acquisition by means of a post-effective amendment to the registration statement or a supplement to this prospectus once we know the actual information concerning the acquisition. Any post-effective amendment must become effective under the Securities Act before we may sell any additional shares of our common stock by means of this prospectus.


                             RESTRICTIONS ON RESALES

         Shares of common stock that we issue under this prospectus to the shareholders or owners of independent insurance agencies and other businesses may be subject to substantial resale restrictions. These restrictions may depend on whether we have obtained from the acquired business and filed with the SEC both financial statements for the acquired business, some of which may need to be audited depending on the financial significance of the business to us, and pro forma financial information with respect to us that reflects the acquisition.

         Shareholders and owners that are deemed to be "affiliates" of the acquired business generally may make resales of the common stock that they acquired from us under this prospectus in accordance with Rule 145(d) of the Securities Act of 1933, as amended. The SEC, however, will not permit these affiliates to make resales until we have filed the required financial statements and pro forma financial information described above. In addition, affiliates of the acquired business who have become affiliates of us following the acquisition may make resales of common stock only in compliance with Rule 144 of the Securities Act. Shareholders and owners that are not deemed to be affiliates of the acquired business or of us following the acquisition generally may make resales of the common stock that they acquired from us without restriction.

         To the extent that it is not practicable to prepare and present the required financial information, neither affiliates nor non-affiliates of the acquired business may make resales of common stock until we have filed with the SEC financial statements for us that cover an appropriate period of time and that reflect the acquisition as required by SEC accounting regulations.

         All shareholders and owners should seek the advice of their own counsel with respect to the legal requirements for any resales.


                                     EXPERTS

         Ernst & Young LLP, independent auditors, have audited our consolidated financial statements and schedule incorporated by reference or included in our Annual Report on Form 10-K for the year ended December 31, 1999, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

         Documents that we have not yet filed and that we have incorporated by reference into this prospectus will include financial statements, related schedules (if required) and auditors' reports. Those financial statements and schedules will have been audited to the extent and for the periods set forth in those reports by the firm or firms rendering the reports and, to the extent so audited and consent to incorporation by reference is given, will be incorporated by reference in reliance upon those reports given upon the authority of the firm or firms as experts in accounting and auditing.


                                  LEGAL MATTERS

         Williams, Mullen, Clark & Dobbins, P.C., our counsel, will pass upon the validity of the shares of our common stock to be issued by us through this prospectus.


                       WHERE YOU CAN FIND MORE INFORMATION

         We are subject to the information requirements of the Securities Exchange Act of 1934, as amended, and we file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document that we file at the SEC's public reference room facility located at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the SEC's regional offices at 7 World Trade Center, 13th Floor, Suite 1300, New York, New York 10048 and Suite 1400, Citicorp Center, 500 West

Madison Street, Chicago, Illinois 60661. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC maintains an Internet site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding issuers, including us, that file documents with the SEC electronically through the SEC's electronic data gathering, analysis and retrieval system known as EDGAR.

         Our common stock is listed on the New York Stock Exchange under the symbol "HRH." Our reports, proxy statements and other information may also be reviewed at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

         This prospectus is part of a registration statement filed by us with the SEC. Because the rules and regulations of the SEC allow us to omit certain portions of the registration statement from this prospectus, this prospectus does not contain all the information set forth in the registration statement. You may review the registration statement and the exhibits filed with the registration statement for further information regarding us and the shares of our common stock being sold by this prospectus. The registration statement and its exhibits may be inspected at the public reference facilities of the SEC at the addresses set forth above.

         We also maintain an Internet site at www.hrh.com, which contains information relating to us and our business.

================================================================================





                                3,465,804 Shares




                                     [LOGO]




                        Hilb, Rogal and Hamilton Company




                                  Common Stock




                                _________________

                                   PROSPECTUS
                                _________________











                                November __, 2000

================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.      Indemnification of Directors and Officers.

         Article 10 of Chapter 9 of Title 13.1 of the Code of Virginia (the "Code") permits a Virginia corporation to indemnify any director or officer for reasonable expenses incurred in any legal proceeding in advance of final disposition of the proceeding, if the director or officer furnishes the corporation a written statement of his or her good faith belief that he or she has met the standard of conduct prescribed by the Code and furnishes the corporation a written undertaking to repay any advance if it is ultimately determined that he or she did not meet the standard of conduct, and a determination is made by the board of directors that such standard has been met. In a proceeding by or in the right of the corporation, no indemnification shall be made in respect of any matter as to which an officer or director is adjudged to be liable to the corporation, unless the court in which the proceeding took place determines that, despite such liability, such person is reasonably entitled to indemnification in view of all of the relevant circumstances. In any other proceeding, no indemnification shall be made if the director or officer is adjudged liable to the corporation on the basis that he or she improperly received a personal benefit. Corporations are given the power to make any other or further indemnity, including advance of expenses, to any director or officer that may be authorized by the articles of incorporation or any bylaw made by the shareholders, or any resolution adopted, before or after the event, by the shareholders, except an indemnity against willful misconduct or a knowing violation of the criminal law. Unless limited by its articles of incorporation, indemnification of a director or officer is mandatory when he or she entirely prevails in the defense of any proceeding to which he or she is a party because he or she is or was a director or officer.

         The Articles of Incorporation of the Registrant contain provisions indemnifying the directors and officers of the Registrant to the full extent permitted by Virginia law. In addition, the Articles of Incorporation of the Registrant eliminate the personal liability of the Registrant's directors and officers to the Registrant or its shareholders for monetary damages to the full extent permitted by Virginia law.

Item 21.      Exhibits and Financial Statement Schedules.

(a)      Exhibits:

         The following exhibits are filed on behalf of the Registrant as part of this Registration Statement:

         Exhibit No.                         Document
         -----------                         --------

         3.1 Articles of Incorporation (incorporated by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form S-3, File No. 33-56488, hereinafter, the Form S-3)

         3.2 Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Registrant's Form 10-K for the year ended December 31, 1999, File No. 0-15981)

         5.1            Legal opinion of Williams, Mullen, Clark & Dobbins*

         10.1 Credit Agreement dated as of May 3, 1999, among the Registrant, as Borrower, the lenders named therein, First Union National Bank, as administrative agent, PNC Bank, as documentation agent and NationsBanc Montgomery Securities

                        LLC, as syndication agent (incorporated by reference to Exhibit 99.1 to the Registrant's Form 8-K dated May 3, 1999, File No. 0-15981)

         10.2 Indenture dated as of May 3, 1999 made by and among the Registrant and Crestar Bank as Trustee (incorporated by reference to Exhibit 10.2 to the Registrant's Form 10-Q for the quarter ended March 31, 1999, File No. 0-15981)

         10.3 Risk Management Agreement dated as of May 3, 1999 by and between Phoenix Home Life Mutual Insurance Company and the Registrant (incorporated by reference to Exhibit
                        10.3 to the Registrant's Form 10-Q for the quarter ended March 31, 1999, File No. 0-15981)

         10.4 Incentive Stock Option Plan, as amended (incorporated by reference to Exhibit 28.27 to the Form S-3)

         10.5 Consulting Agreement with Robert H. Hilb (incorporated by reference to Exhibit 10.1 to the Registrant's Form 10-Q for the quarter ended June 30, 1997, File No. 0-15981)

         10.6           First  Amendment to Consulting  Agreement with Robert H.
                        Hilb (incorporated by reference to Exhibit 10.6 to the Registrant's Form 10-K for the year ended December 31, 1999, File No. 0-15981)

         10.7 Employment Agreement of Andrew L. Rogal (incorporated by reference to Exhibit 10.2 to the Registrant's Form 10-Q for the quarter ended June 30, 1997, File No. 0-15981)

         10.8 Employment Agreement for Martin L. Vaughan, III (incorporated by reference to Exhibit 10.4 to the Registrant's Form 10-Q for the quarter ended March 31, 1999, File No. 0-15981)

         10.9 Hilb, Rogal and Hamilton Company 1989 Stock Plan, as amended and restated (incorporated by reference to Exhibit 10.7 to the Registrant's Form 10-K for the year ended December 31, 1998)

         10.10 Supplemental Executive Retirement Plan, as amended and restated (incorporated by reference to Exhibit 10.8 to the Registrant's Form 10-K for the year ended December 31, 1998)

         10.11 Hilb, Rogal and Hamilton Company Outside Directors Deferral Plan, as amended and restated (incorporated by reference to Exhibit 10.9 to the Registrant's Form 10-K for the year ended December 31, 1998)

         10.12 Hilb, Rogal and Hamilton Company Non-employee Directors Stock Incentive Plan, as amended and restated (incorporated by reference to Exhibit 10.10 to the Registrant's Form 10-K for the year ended December 31,
                        1998)

         10.13 Hilb, Rogal and Hamilton Company Executive Voluntary Deferral Plan (incorporated by reference to Exhibit 4.3 to the Registrant's Registration Statement on Form S-8, File No. 333-93633)

         10.14 Voting and Standstill Agreement dated as of May 3, 1999 made by and among the Registrant, PM Holdings, Inc. and Phoenix Home Life Mutual Insurance Company (incorporated by reference to Exhibit 10.5 to the Registrant's Form 10-Q for the quarter ended March 31, 1999, File No. 0-15981)

         10.15 Registration Rights Agreement dated as of May 3, 1999 made between the Registrant, PM Holdings, Inc. and Phoenix Home Life Mutual Insurance Company (incorporated by reference to Exhibit 10.6 to the Registrant's Form 10-Q for the quarter ended March 31, 1999, File No. 0-15981)

         10.16 Sale and Quitclaim Agreement between Hilb, Rogal and Hamilton Company of Pittsburgh, Inc. and Harold J. Bigler, Chandler G. Ketchum and Richard F. Galardini (incorporated by reference to Exhibit 10.11 to the Registrant's Form 10-K for the year ended December 31, 1998, File No. 0-15981)

         10.17 Form of Change of Control Employment Agreement for the following executive officers: Andrew L. Rogal, Timothy
                        J. Korman, Martin L. Vaughan, III, Carolyn Jones, Walter
                        L. Smith, Vincent P. Howley, Henry C. Kramer, Robert J. Hilb and Robert W. Blanton, Jr. (incorporated by reference to Exhibit 10.12 to the Registrant's Form 10-K for the year ended December 31, 1998, File No. 0-15981)

         10.18 Form of Change of Control Employment Agreement for the following executive officers: John P. McGrath, Richard
                        E. Simmons, III, William C. Chaufty, Steven C. Deal, Michael A. Janes, Robert B. Lockhart, Benjamin A. Tyler, Karl E. Manke and Richard F. Galardini (incorporated by reference to Exhibit 10.13 to the Registrant's Form 10-K for the year ended December 31, 1998, File No. 0-15981)

         10.19 Employment Agreement of John P. McGrath (incorporated by reference to Exhibit 10.19 to the Registrant's Form 10-K for the year ended December 31, 1999, File No. 0-15981)

         10.20 Employment Agreement of Richard F. Galardini (incorporated by reference to Exhibit 10.15 to the Registrant's Form 10-K for the year ended December 31, 1998, File No. 0-15981)

         10.21 Employment Agreement of Michael A. Janes (incorporated by reference to Exhibit 10.16 to the Registrant's Form 10-K for the year ended December 31, 1998, File No. 0-15981)

         10.22 Employment Agreement of Timothy J. Korman as amended by Amendment Number One, Amendment Number Two and Amendment Number Three, dated September 1, 1991, September 1, 1993 and January 1, 1995, respectively (incorporated by reference to Exhibit 10.22 to the Registrant's Form 10-K for the year ended December 31, 1999, File No. 0-15981)

         10.23 Form of Hilb, Rogal and Hamilton Employee Non-qualified Stock Option Agreement with schedule of optionees and amounts of options granted (incorporated by reference to Exhibit 10.23 to the Registrant's Form 10-K for the year ended December 31, 1999, File No. 0-15981)

         10.24 Form of Hilb, Rogal and Hamilton 2000 Restricted Stock Agreement with schedule of grantees and amounts of restricted stock granted (incorporated by reference to Exhibit 10.24 to the Registrant's Form 10-K for the year ended December 31, 1999, File No. 0-15981)

         10.25 Hilb, Rogal and Hamilton Company 2000 Stock Incentive Plan (incorporated by reference to Exhibit A of the Registrant's definitive Proxy Statement for the Annual Meeting of Shareholders held on May 2, 2000)

         10.26          First  Amendment to Credit  Agreement and Waiver,  dated
                        March, 2000 between the Registrant and First Union National Bank, PNC Bank, Bank of America, N.A., Fleet National Bank and Crestar Bank (incorporated by reference to Exhibit 10.1 to the Registrant's Form 10-Q for the quarter ended June 30, 2000, File No. 0-15981)

         10.27 Second Amendment to Credit Agreement, dated June 27, 2000 between the Registrant and First Union National Bank, PNC Bank, Bank of America, N.A., Fleet National Bank and SunTrust Bank (incorporated by reference to Exhibit 10.2 to the Registrant's Form 10-Q for the quarter ended June 30, 2000, File No. 0-15981)

         21.1           Subsidiaries of the Registrant*

         23.1 Consent of Williams, Mullen, Clark & Dobbins (included in Exhibit 5.1)

         23.2           Consent of Ernst & Young LLP*

         23.3           Consent of PricewaterhouseCoopers LLP*

         24.1           Powers of attorney (included on signature page)*

         _____________
         *     Filed herewith.

(b)      Financial Statement Schedules:

         Not applicable.

(c)      Reports, Opinions or Appraisals:

         Not applicable.

Item 22.      Undertakings.

(a)      Undertakings Required by Item 512 of Regulation S-K.

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i)      To  include  any   prospectus   required  by  Section
                           10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 and Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

         The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

         The Registrant undertakes that every prospectus: (i) that is filed pursuant to the paragraph immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(b) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(c) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Henrico, Commonwealth of Virginia, on November 13, 2000.


                                          HILB, ROGAL AND HAMILTON COMPANY


                                          By:   /s/ Andrew L. Rogal
                                              ----------------------------------
                                              Andrew L. Rogal
                                              Chairman of the Board and
                                                Chief Executive Officer


                                POWER OF ATTORNEY

         Each of the undersigned hereby appoints each of Carolyn Jones and Walter L. Smith as attorney and agent for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, any and all amendments and exhibits to this registration statement and any and all applications, instruments and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of securities covered hereby with full power and authority to do and perform any and all acts and things whatsoever requisite or desirable.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                 Signature                                      Title                                Date
                 ---------                                      -----                                ----

            /s/ Andrew L. Rogal                    Chairman of the Board and Chief             November 13, 2000
-----------------------------------------          Executive Officer and Director
              Andrew L. Rogal                       (Principal Executive Officer)


             /s/ Carolyn Jones                 Senior Vice President, Chief Financial          November 13, 2000
-----------------------------------------         Officer and Treasurer (Principal
               Carolyn Jones                             Financial Officer)


        /s/ Robert W. Blanton, Jr.                  Vice President and Controller              November 13, 2000
-----------------------------------------          (Principal Accounting Officer)
           Robert W. Blanton, Jr.


            /s/ Robert H. Hilb                     Chairman Emeritus and Director              November 13, 2000
-----------------------------------------
               Robert H. Hilb


        /s/ Martin L. Vaughan, III             President, Chief Operating Officer and          November 13, 2000
-----------------------------------------                     Director
           Martin L. Vaughan, III


                 Signature                                      Title                                Date
                 ---------                                      -----                                ----


           /s/ Timothy J. Korman                Executive Vice President, Finance and          November 13, 2000
-----------------------------------------            Administration and Director
             Timothy J. Korman


            /s/ Robert S. Ukrop                               Director                         November 13, 2000
-----------------------------------------
              Robert S. Ukrop


           /s/ Thomas H. O'Brien                              Director                         November 13, 2000
-----------------------------------------
             Thomas H. O'Brien


                                                              Director                         November __, 2000
-----------------------------------------
               J.S.M. French


         /s/ Norwood H. Davis, Jr.                            Director                         November 13, 2000
-----------------------------------------
           Norwood H. Davis, Jr.


       /s/ Theodore L. Chandler, Jr.                          Director                         November 13, 2000
-----------------------------------------
         Theodore L. Chandler, Jr.


           /a/ Anthony F. Markel                              Director                         November 13, 2000
-----------------------------------------
             Anthony F. Markel


          /s/ Robert W. Fiondella                             Director                         November 13, 2000
-----------------------------------------
            Robert W. Fiondella


           /s/ David W. Searfoss                              Director                         November 13, 2000
-----------------------------------------
             David W. Searfoss


                                  EXHIBIT INDEX
                                  -------------

Exhibit No.                               Document
-----------                               --------

3.1           Articles of  Incorporation  (incorporated  by reference to Exhibit
              4.1 to the Registrant's Registration Statement on Form S-3, File No. 33-56488, effective March 1, 1993, hereinafter, the Form S-3)

3.2           Amended and Restated Bylaws  (incorporated by reference to Exhibit
              3.2 to the Registrant's Form 10-K for the year ended December 31, 1999, File No. 0-15981)

5.1           Legal opinion of Williams, Mullen, Clark & Dobbins*

10.1 Credit Agreement dated as of May 3, 1999, among the Registrant, as Borrower, the lenders named therein, First Union National Bank, as administrative agent, PNC Bank, as documentation agent and NationsBanc Montgomery Securities LLC, as syndication agent (incorporated by reference to Exhibit 99.1 to the Registrant's Form 8-K dated May 3, 1999, File No. 0-15981)

10.2 Indenture dated as of May 3, 1999 made by and among the Registrant and Crestar Bank as Trustee (incorporated by reference to Exhibit
              10.2 to the Registrant's Form 10-Q for the quarter ended March 31, 1999, File No. 0-15981)

10.3 Risk Management Agreement dated as of May 3, 1999 by and between Phoenix Home Life Mutual Insurance Company and the Registrant (incorporated by reference to Exhibit 10.3 to the Registrant's Form 10-Q for the quarter ended March 31, 1999, File No. 0-15981)

10.4 Incentive Stock Option Plan, as amended (incorporated by reference to Exhibit 28.27 of the Form S-3)

10.5          Consulting   Agreement  with  Robert  H.  Hilb   (incorporated  by
              reference to Exhibit 10.1 to the Registrant's Form 10-Q for the quarter ended June 30, 1997, File No. 0-15981)

10.6 First Amendment to Consulting Agreement with Robert H. Hilb (incorporated by reference to Exhibit 10.6 to the Registrant's Form 10-K for the year ended December 31, 1999, File No. 0-15981)

10.7 Employment Agreement of Andrew L. Rogal (incorporated by reference to Exhibit 10.2 to the Registrant's Form 10-Q for the quarter ended June 30, 1997, File No. 0-15981)

10.8 Employment Agreement for Martin L. Vaughan, III (incorporated by reference to Exhibit 10.4 to the Registrant's Form 10-Q for the quarter ended March 31, 1999, File No. 0-15981)

10.9 Hilb, Rogal and Hamilton Company 1989 Stock Plan, as amended and restated (incorporated by reference to Exhibit 10.7 to the Registrant's Form 10-K for the year ended December 31, 1998)

10.10 Supplemental Executive Retirement Plan, as amended and restated (incorporated by reference to Exhibit 10.8 to the Registrant's Form 10-K for the year ended December 31, 1998)

10.11 Hilb, Rogal and Hamilton Company Outside Directors Deferral Plan, as amended and restated (incorporated by reference to Exhibit 10.9 to the Registrant's Form 10-K for the year ended December 31,
              1998)

10.12 Hilb, Rogal and Hamilton Company Non-employee Directors Stock Incentive Plan, as amended and restated (incorporated by reference to Exhibit 10.10 to the Registrant's Form 10-K for the year ended December 31, 1998)

10.13 Hilb, Rogal and Hamilton Company Executive Voluntary Deferral Plan (incorporated by reference to Exhibit 4.3 to the Registrant's Form S-8 Registration Statement, File No. 333-93633)

10.14 Voting and Standstill Agreement dated as of May 3, 1999 made by and among the Registrant, PM Holdings, Inc. and Phoenix Home Life Mutual Insurance Company (incorporated by reference to Exhibit
              10.5 to the Registrant's Form 10-Q for the quarter ended March 31, 1999, File No. 0-15981)

10.15 Registration Rights Agreement dated as of May 3, 1999 made between the Registrant, PM Holdings, Inc. and Phoenix Home Life Mutual Insurance Company (incorporated by reference to Exhibit 10.6 to the Registrant's Form 10-Q for the quarter ended March 31, 1999, File No. 0-15981)

10.16 Sale and Quitclaim Agreement between Hilb, Rogal and Hamilton Company of Pittsburgh, Inc. and Harold J. Bigler, Chandler G. Ketchum and Richard F. Galardini (incorporated by reference to
              Exhibit 10.11 to the Registrant's Form 10-K for the year ended December 31, 1998, File No. 0-15981)

10.17 Form of Change of Control Employment Agreement for the following executive officers: Andrew L. Rogal, Timothy J. Korman, Martin L. Vaughan, III, Carolyn Jones, Walter L. Smith, Vincent P. Howley, Henry C. Kramer, Robert J. Hilb and Robert W. Blanton, Jr. (incorporated by reference to Exhibit 10.12 to the Registrant's Form 10-K for the year ended December 31, 1998, File No. 0-15981)

10.18 Form of Change of Control Employment Agreement for the following executive officers: John P. McGrath, Richard E. Simmons, III, William C. Chaufty, Steven C. Deal, Michael A. Janes, Robert B. Lockhart, Benjamin A. Tyler, Karl E. Manke and Richard F. Galardini (incorporated by reference to Exhibit 10.13 to the Registrant's Form 10-K for the year ended December 31, 1998, File No. 0-15981)

10.19 Employment Agreement of John P. McGrath (incorporated by reference to Exhibit 10.19 to the Registrant's Form 10-K for the year ended December 31, 1999, File No. 0-15981)

10.20 Employment Agreement of Richard F. Galardini (incorporated by reference to Exhibit 10.15 to the Registrant's Form 10-K for the year ended December 31, 1998, File No. 0-15981)

10.21         Employment   Agreement  of  Michael  A.  Janes   (incorporated  by
              reference to Exhibit 10.16 to the Registrant's Form 10-K for the year ended December 31, 1998, File No. 0-15981)

10.22 Employment Agreement of Timothy J. Korman as amended by Amendment Number One, Amendment Number Two and Amendment Number Three, dated September 1, 1991, September 1, 1993 and January 1, 1995, respectively (incorporated by reference to Exhibit 10.22 to the Registrant's Form 10-K for the year ended December 31, 1999, File No. 0-15981)

10.23 Form of Hilb, Rogal and Hamilton Employee Non-qualified Stock Option Agreement with schedule of optionees and amounts of options granted (incorporated by reference to Exhibit 10.23 to the Registrant's Form 10-K for the year ended December 31, 1999, File No. 0-15981)

10.24 Form of Hilb, Rogal and Hamilton 2000 Restricted Stock Agreement with schedule of grantees and amounts of restricted stock granted (incorporated by reference to Exhibit 10.24 to the Registrant's Form 10-K for the year ended December 31, 1999, File No. 0-15981)

10.25 Hilb, Rogal and Hamilton Company 2000 Stock Incentive Plan (incorporated by reference to Exhibit A of the Registrant's definitive Proxy Statement for the Annual Meeting of Shareholders held on May 2, 2000)

10.26 First Amendment to Credit Agreement and Waiver, dated March, 2000 between the Registrant and First Union National Bank, PNC Bank, Bank of America, N.A., Fleet National Bank and Crestar Bank (incorporated by reference to Exhibit 10.1 to the Registrant's Form 10-Q for the quarter ended June 30, 2000, File No. 0-15981)

10.27 Second Amendment to Credit Agreement, dated June 27, 2000 between the Registrant and First Union National Bank, PNC Bank, Bank of America, N.A., Fleet National Bank and SunTrust Bank (incorporated by reference to Exhibit 10.2 to the Registrant's Form 10-Q for the quarter ended June 30, 2000, File No. 0-15981)

21.1          Subsidiaries of the Registrant*

23.1          Consent of Williams,  Mullen, Clark & Dobbins (included in Exhibit
              5.1)

23.2          Consent of Ernst & Young LLP*

23.3          Consent of PricewaterhouseCoopers LLP*

24.1          Powers of attorney (included on signature page)*

__________
*     Filed herewith.